UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2011

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

On May 23, 2011, Pebblebrook Hotel Trust (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report on the voting results of its annual meeting of shareholders held on May 20, 2011 (the “Annual Meeting”), including, among other matters, the results of the advisory and non-binding votes of shareholders regarding approval of the compensation of the Company’s named executive officers (a “Say-On-Pay Vote”) and the frequency of conducting a Say-On-Pay Vote (a “Say-When-On-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original Report solely to disclose the decision of the Board of Trustees of the Company (the “Board”) as to how frequently the Company will conduct a Say-On-Pay Vote.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Board has considered the appropriate frequency for conducting Say-On-Pay Votes. Among other factors, the Board considered the voting results of the Annual Meeting with respect to the Say-When-On-Pay Vote. The Board has determined that future Say-On-Pay Votes will be submitted to shareholders of the Company annually until the next required Say-When-On-Pay Vote. The Company is required to conduct a Say-When-On-Pay Vote every six years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

October 5, 2011	By:	/s/ Raymond D. Martz

Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary